Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

July 6, 2021

Webster Financial Corporation
145 Bank Street
Waterbury, Connecticut  06702

Ladies and Gentlemen:

We have acted as special counsel to Webster Financial Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”) of up to (i) 90,285,000 shares (the “Common Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”), (ii) 135,000 shares (the “Preferred Shares”) of 6.50% Series G Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”), and (iii) 5,400,000 depositary shares (the “Depositary Shares”), collectively representing the Preferred Shares, to be issued by the Company in connection with the merger of Sterling Bancorp, a Delaware corporation (“Sterling”), with and into the Company (the “Merger”), pursuant to the Agreement and Plan of Merger, dated as of April 18, 2021 (the “Merger Agreement”), by and between the Company and Sterling.

In connection with the opinion set forth herein, we have examined and relied on originals or copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records, agreements, certificates, and other instruments and such matters of law, in each case, as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement, the Merger Agreement, the Fourth Amended and Restated Certificate of Incorporation of the Company (the “Webster Certificate”), the Bylaws of the Company (the “Webster Bylaws”), the form of Amendment to the Webster Certificate that is proposed to be adopted in connection with the Merger, the form of Certificate of Designations with respect to the Preferred Stock that is proposed to be adopted in connection with the Merger (the “Certificate of Designations”), the form of Amendment to the Webster Bylaws that is proposed to be adopted in connection with the Merger, the Deposit Agreement, dated as of March 19, 2013, by and among Astoria Financial Corporation, Computershare Shareholder Services, LLC, as depositary, and the holders from time to time of the depositary receipts described therein, as amended by that certain First Amendment to the Deposit Agreement, effective as of October 2, 2017, by and between Sterling (as successor in interest to Astoria Financial Corporation) and Computershare, Inc. (as successor in interest to Computershare Shareowner Services LLC) (the “Deposit Agreement”), and form of depositary receipt described therein, which we refer to herein as the “Transaction Documents.” We have also conducted such investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies and the legal capacity of all individuals executing such documents.  We have also assumed the valid authorization, execution and delivery of each of the Transaction Documents by each party thereto (other than the Company), and we have assumed that each such party (in the case of parties which are not natural persons) has been duly organized and is validly existing and in good standing under its jurisdiction of organization, that each such party has the legal capacity, power and authority to perform its obligations thereunder and that each of the Transaction Documents constitutes the valid and binding obligation of all such parties, enforceable against them in accordance with its terms.

We are members of the Bar of the State of New York.  The Company is a Delaware corporation, and we have not considered, and we express no opinion as to, any law other than the federal laws of the United States, the laws of the State of New York and the Delaware General Corporation Law (including the statutory provisions, and reported judicial decisions interpreting the foregoing), in each case as in effect on the date hereof.  We have not considered, and we express no opinion or belief as to matters of the laws of any other jurisdiction or as to any matters arising thereunder or relating thereto.

Based upon the foregoing and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that (i) the Common Shares to be issued by the Company pursuant to and in the manner contemplated by the terms of the Merger Agreement will be, upon issuance, duly authorized and, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission and the Common Shares have been issued and delivered in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, such Common Shares will be validly issued, fully paid and nonassessable; (ii) when the Certificate of Designations substantially in the form filed as an exhibit to the Registration Statement has been duly filed with the Delaware Secretary of State and become effective in accordance with the Delaware General Corporation Law, the Registration Statement has been declared effective by order of the Securities and Exchange Commission and the Preferred Shares have been issued and delivered in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, such Preferred Shares will be validly issued, fully paid and nonassessable; and (iii) when the Deposit Agreement has been duly assumed by the Company pursuant to the Merger Agreement, the Preferred Shares represented by the Depositary Shares have been issued as contemplated by the Registration Statement and have been received by the depositary upon conversion of the 6.50% Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share, of Sterling into the Preferred Stock, and the depositary receipts evidencing the Depositary Shares have been issued in accordance with the Deposit Agreement and have become the issued Depositary Shares of the Company as contemplated by the Registration Statement, such Depositary Shares will constitute valid and legally binding obligations of the Company and will entitle the holders thereof to the rights specified in the Deposit Agreement.

The opinion set forth above is subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law), and (c) an implied covenant of good faith and fair dealing.  We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in the Transaction Documents or in any other agreement.

We consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.  In addition, we consent to references to us under the heading “Legal Matters” in the joint proxy statement/prospectus contained in the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations thereunder.  This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz